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Exhibit 4.1

Form of Lock-Up Agreement

Lock-Up Agreement

September 15, 2009

DAHLMAN ROSE & COMPANY, LLC
WELLINGTON WEST CAPITAL MARKETS INC.
    as Representative for the Underwriters
    listed in Schedule E to the Underwriting Agreement
c/o Dahlman Rose & Company, LLC
142 West 57th Street, 18th Floor
New York, New York 10019

Ladies and Gentlemen:

        This agreement ("Lock-Up Agreement") is being delivered to you in connection with the underwriting agreement (the "Underwriting Agreement") entered into by Vista Gold Corp., a Canadian corporation (the "Company"), and you with respect to the offering (the "Offering") of common shares, without par value per share, of the Company (the "Common Shares"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

        The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering. In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the "Lock-Up Period") beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement, prospectus or other Canadian securities offering document, with the U.S. Securities and Exchange Commission or any Canadian Regulator (the "Commissions") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commissions promulgated thereunder with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) transfers of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Shares or other securities acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Shares for purposes of complying with Rule 10b5-1 of the Exchange Act ("10b5-1 Plans"), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (d) transfers by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchange able for Common Shares as a result of testate, intestate succession or bona fide estate planning, (e) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited partners or stockholders of the undersigned and (g) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company's Stock Option Plan; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f) or (g), each transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

        In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of any registration statement or prospectus to be filed with the Commission by the Company. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc., make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

        If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any of its material mineral properties occurs; or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this sentence will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to Dahlman Rose & Company, LLC and Wellington West Capital Markets Inc. a certificate, signed by the Chief Financial Officer or Executive Chairman and Chief Executive Officer of the Company, certifying on behalf of the Company that the Company's shares of Common Shares are, as of the date of delivery of such certificate, are "actively traded securities," within the meaning of Conduct Rule 2711(f)(4) of Financial Industry Regulatory Authority, Inc. Such notice shall be delivered in accordance with Section 15 of the Underwriting Agreement.

        The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Shares. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

        The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

        This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

        This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

*  *  *

        If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn or (c) for any reason the Underwriting Agreement shall be terminated prior to the "time of purchase" (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

        [Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Lock-up Agreement to be effective as of the date set forth above.

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  Exhibit 4.1
Form of Lock-Up Agreement